EXHIBIT 3.1

                                     [SEAL]
                          FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

May 8, 1999

DYNAMIC LIFE, INC.
6950 BRYAN DAIRY ROAD
LARGO, FL 33777


The Articles of Incorporation for DYNAMIC LIFE, INC. were filed on May __, 1999, and assigned document number P99000041084. Please refer to this number whenever corresponding with this office.

This document was electronically received and filed under FAX audit number B99000010833.

A corporation annual report will be due this office between January 1 and May __ of the year following the calendar year of the file date. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have any questions regarding corporations, please contact this office at the address given below.

Sincerely,
Becky McKnight
Document Specialist
New Filings Section
Division of Corporations                            Letter Number:  499A00024778


     Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314
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                           ARTICLES OF INCORPORATION

                                       OF

                               DYNAMIC LIFE, INC.

                      ARTICLE I - NAME AND MAILING ADDRESS

     The name of this corporation is Dynamic Life, Inc. and the mailing address of this corporation is 6950 Bryan Dairy Road, Largo, FL 33777.

                     ARTICLE II - DURATION; EFFECTIVE DATE

     This corporation shall have perpetual existence, commencing upon the filing of these Articles of Incorporation.

                          ARTICLE III - CAPITAL STOCK

     The maximum number of shares this corporation is authorized to issue is One Thousand (1,000), each of which shall be $.001 par value per share common stock.

                ARTICLE IV - INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of this corporation is 100 North Tampa Street, Suite 1800, Tampa, Florida 33602, and the name of the initial registered agent of this corporation at that address is Philip M. Shasteen.

                            ARTICLE V - INCORPORATOR

     The name and address of the person signing these Articles of Incorporation is Philip M. Shasteen, 100 North Tampa Street, Suite 1800, Tampa, Florida 33602.

Prepared by:
Philip M. Shasteen, Esq.
100 N. Tampa St., Ste. 1800
Tampa, FL 33602
813-225-2500
Florida Bar Number: 0194712

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                          ARTICLE VI - INDEMNIFICATION

     The corporation shall indemnify any officer or director, or any former officer or director, to the fullest extent permitted by law.

                            ARTICLE VII - AMENDMENT

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this __ day of May, 1999.


                                           /s/ PHILIP M. SHASTEEN
                                          --------------------------------------
                                          Philip M. Shasteen

                                                                    INCORPORATOR


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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                   AND STREET ADDRESS FOR SERVICE OF PROCESS
                                 WITHIN FLORIDA

     Pursuant to Florida Statutes Section 48.091, Dynamic Life, Inc. desiring to organize under the laws of the State of Florida, hereby designates Philip M. Shasteen, 100 North Tampa Street, Suite 1800, Tampa, Florida 33602, as its registered agent to accept service of process within the State of Florida.

                           ACCEPTANCE OF DESIGNATION

     The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.



                                           /s/ PHILIP M. SHASTEEN
                                          --------------------------------------
                                          Philip M. Shasteen


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